                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to Registration Statement No. 333-11329 on Form S-4 of Reliant Energy, Incorporated of our reports dated February 25, 1999 and June 24, 1998, appearing in the Annual Report on Form 10-K of Reliant Energy, Incorporated for the Year ended December 31, 1998 and in the Annual Report on Form 11-K of Reliant Energy, Incorporated Savings Plan for the year ended December 31, 1997, respectively.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Houston, Texas
May 26, 1999